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                                                                   EXHIBIT 10.22


                              SPECIFIC GUARANTEE


            GUARANTEE, made by PENFORD CORPORATION, a Washington corporation, (the "Guarantor") in favor of THE BANK OF NOVA SCOTIA (the "Bank") in respect of the indebtedness and liability of PENWEST PHARMACEUTICALS CO., a Washington corporation, (the "Borrower") to the Bank under a letter loan agreement dated as of July 2, 1998.

      PRELIMINARY STATEMENT. The Borrower and the Bank have entered into letter loan agreement dated as of July 2, 1998 (such agreement, as it may hereafter be amended, supplemented, replaced or otherwise modified from time to time, being the "Loan Agreement") under which the Borrower may utilize the revolving term credit facility thereunder (the "Credit") upon the terms and conditions set forth therein. It is a condition precedent to the Bank incurring any obligation under the Loan Agreement that the Guarantor shall execute and deliver this Guarantee.

      NOW THEREFORE, in consideration of the premises and in order to induce the Bank to permit the Borrower to utilize the Credit on the terms and conditions of the Loan Agreement, the Guarantor hereby agrees as follows:

      1. Guarantee. The Guarantor hereby irrevocably guarantees the punctual payment to the Bank when due whether at stated maturity, by demand, acceleration or otherwise of all indebtedness and liability which the Borrower has incurred or may incur or be under to the Bank in connection with the Loan Agreement and any documents and instruments delivered thereunder or collateral thereto (the Loan Agreement and such documents and instruments being, collectively, the "Loan Documents") and whether for principal, interest, fees, expenses or otherwise (collectively, the "Obligations"); provided that, the aggregate liability of the Guarantor and any other guarantor of the Obligations in respect of the aggregate outstanding indebtedness and liability of the Borrower to the Bank, inclusive of all principal, interest, fees, costs (including, without limitation, costs incurred in connection with the enforcement of this Guarantee), expenses and other amounts forming part of the Obligations and any other amount owing under this Guarantee, is limited to U.S.$18,000,000 (the "Maximum Liability"), which Maximum Liability shall be reduced by any reduction in the Borrower's Commitment Amount (as defined in the Loan Agreement).

      Upon default of the Borrower under the Loan Agreement and the expiration of any period to cure such default without cure having occurred, all debts and liabilities present and future of the Borrower to the Guarantor are hereby assigned to the Bank and postponed to the Obligations and any monies received by the Guarantor in respect thereof shall be received in trust for and shall be paid over to the Bank to assure the prior repayment to the Bank of the Obligations and credited against the liability of the Guarantor under this Guarantee. No right of the Guarantor

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by way of subrogation shall be asserted against the Borrower until the
Obligations have been paid in full.

      The Bank shall not be bound to exhaust all or any of its recourse against the Borrower or any securities it may hold or to sell collateral in a commercially reasonable manner before being entitled to payment from the Guarantor under this Guarantee. Notwithstanding any other obligations of the Guarantor hereunder, any amounts which may not be recoverable from the Guarantor as guarantor under this Guarantee shall be recoverable from the Guarantor as principal debtor in respect thereof and shall be paid to the Bank after demand therefor as hereinafter provided. The Guarantor's obligations hereunder shall not be limited, lessened or discharged by any act on the part of the Bank or other matter or thing, including:

            (a) any incapacity or disability or lack or limitation of status or power of the Borrower or that the Borrower may not be a legal entity;

            (b) the bankruptcy or insolvency of the Borrower;

            (c) any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Obligations or the rights of the Bank with respect thereto;

            (d) any lack of validity or enforceability of any document, agreement or instrument evidencing or giving rise to or securing the Obligations or any of them (including without limitation any Loan Document);

            (e) any change in the name, constitution or capacity of the Borrower, or the Borrower being merged with another corporation, or if a partnership the Borrower's membership changes (in these latter two cases this Guarantee shall apply to the liabilities of the resulting corporation or partnership, and the term "Borrower" shall include such resulting corporation or partnership); or

            (g) any other circumstance that would constitute a defense generally available to guarantors under the law of suretyship or otherwise at equity, or a set-off or counterclaim available to, or a legal or equitable discharge of, the Borrower in respect of the Obligations or the Guarantor in respect of this Guarantee, all of which are hereby expressly waived by the Guarantor;

save due performance by the Borrower or the Guarantor; provided, however, that the Bank shall not amend, waive or modify the Obligations or the Loan Agreement without the Guarantor's prior written consent, which consent shall not be unreasonably withheld. Any account settled or stated by or between the Bank and the Borrower shall be accepted by the Guarantor in the absence of manifest error, as conclusive evidence that the balance or amount thereof thereby appearing due by the Borrower to the Bank, is so due.


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      Subject to the limitations set forth herein, this Guarantee shall be a continuing guarantee of all of the Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Bank; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid to the Bank. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Bank on the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor or otherwise, all as though such payment had not been made.

      2. Payment. The Guarantor shall make payment from time to time to the Bank of the amount of the liability of the Guarantor hereunder forthwith upon demand by the Bank in writing. Such demand shall be conclusively deemed to have been effectively made when an envelope containing it addressed to the Guarantor at the last address of the Guarantor known to the Bank is deposited, postage prepaid and registered or certified, in the post office and the liability of the Guarantor shall bear interest from the date of such demand at the rate or rates applicable to the Obligations from time to time stated in the Loan Agreement.

      3. Taxes. All payments by the Guarantor shall be made free and clear of and without deduction for any and all present and future taxes, levies and withholdings including stamp and documentary taxes, other than taxes imposed on the net income or receipts of the Bank (collectively "Taxes"). If the Guarantor is required by law to deduct any Taxes from or in respect of any amount paid or payable hereunder, such amount shall be increased as necessary so that the Bank receives an amount equal to the sum it would have received had no such deduction been made and the Guarantor shall pay same to the relevant taxing authority and give to the Bank acceptable evidence of such payment. The Guarantor will indemnify the Bank for any Taxes paid by the Bank in respect of any amount paid or payable by the Guarantor hereunder. The provisions of this Section as they pertain to Taxes shall survive payment in full hereunder.

      4. Judgment Currency. The obligation of the Guarantor hereunder to make payments in any currency of payment and account shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent to which such tender or recovery shall result in the effective receipt by the Bank of the full amount of such currency of payment and account so payable and accordingly the obligation of the Guarantor shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the other currency of the amount (if any) by which such effective receipt shall fall short of the full amount of such currency of payment and account so payable and shall not be affected by any judgment being obtained for any other sums due hereunder.

      5. Guarantee by Subsidiaries. Guarantor agrees to cause any subsidiary of the Guarantor hereafter formed which owns assets with a value equal to ten percent (10%) or more of the value of the consolidated assets of the Guarantor and its subsidiaries, to guarantee the Obligations to the same extent guaranteed by Guarantor hereunder.


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      6. General. No amendment or waiver of any provision of this Guarantee nor consent to any departure by the Guarantor therefrom shall be effective unless it shall be in writing and signed by the Bank, and then only for the specific purpose for which it is given. This Guarantee shall be binding upon the Guarantor's successors in interest.

      7. Governing Law & Jurisdiction. This Guarantee shall be governed and construed in accordance with the law of the State of Oregon and for the purpose of any legal actions or proceedings brought by the Bank in respect of the same, the Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any state or Federal court of such State and acknowledges their competence and the convenience and propriety of the venue and agrees to be bound by any judgment thereof and not to seek, and hereby waives, any review of such judgments by the courts of any other jurisdiction. IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE GUARANTOR WAIVES ANY AND ALL RIGHTS TO TRIAL THEREOF BY JURY.

      8. Oregon Legal Notice. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE. THE TERM "US" MEANS THE BANK.

      IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its duly authorized officers on the 2nd day of July, 1998.

                                          PENFORD CORPORATION

                                          By:    /s/ VICTOR W. BREED
                                                 -------------------------------
                                          Name:  VICTOR W. BREED
                                                 -------------------------------
                                          Title: CORPORATE DIRECTOR OF FINANCE
                                                 -------------------------------



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